EXHIBIT 99.5


                             AGREEMENT OF ASSUMPTION

                       DAIMLERCHRYSLER MASTER OWNER TRUST



          AGREEMENT OF ASSUMPTION, dated as of January 1, 2006, (the "Assumption Agreement") among DAIMLERCHRYSLER MASTER OWNER TRUST, a Delaware statutory trust (the "Trust"), DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company ("DCS"), DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC, a Michigan limited liability company ("DCF"), and THE BANK OF NEW YORK, a New York banking corporation (the "Indenture Trustee).


          WHEREAS, (i) the Amended and Restated Administration Agreement, dated as of December 16, 2004 ,among the Trust, DCS, and the Indenture Trustee (the "Administration Agreement") appointed DCS as Administrator of the Trust;

          WHEREAS, on or about January 1, 2006 DCS will be lawfully merged into DCF, with DCF being the surviving legal entity of such merger (the "Merger"); and

          WHEREAS, the Administration Agreements requires DCF, as successor Administrator, as a result of the Merger, to meet certain requirements in order for DCF to succeed to DCS's duties and obligations thereunder;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


          1. Duties of Administrator.


          (A) Pursuant to the Administration Agreement, effective as of the Effective Date (as defined below), DCF hereby agrees to be the successor Administrator with respect to the Trust and to be bound by the terms of the Administration Agreement in the same manner that DCS, prior to the Merger, was bound thereunder without any further act on the part of any parties to the Administration Agreement.


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          (B) Pursuant to the Administration Agreement, effective as of the
Effective Date, DCF hereby agrees to cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of the Administrator.

          2. Notices.

          Any notice, report or other communication given to DCF as successor Administrator under the Administration Agreement shall be addressed as follows:

                             DaimlerChrysler Financial
                             Services Americas LLC
                             27777 Inkster Road
                             Farmington Hills, Michigan 48334
                             Attention: Assistant Secretary

or to such other address as DCF shall provide.




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          3. Governing Law.

          THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          4. Headings.

          The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Assumption Agreement.

          5. Counterparts.

          This Assumption Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same Assumption Agreement.

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          6. Severability.

          Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7. Effective Date.

          The effectiveness of this Assumption Agreement shall be subject to the condition that the Merger shall have occurred and the effective date of this Agreement shall be the date of the Merger (the "Effective Date").

          8. Definitions.

          Capitalized terms used and not defined herein are as defined in the Administration Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.


                                   DAIMLERCHRYSLER MASTER
                                   OWNER TRUST

                                   CHASE MANHATTAN BANK USA,
                                   NATIONAL ASSOCIATION,
                                   not in its individual
                                   capacity but solely as
                                   Owner Trustee,


                                   By: /s/John J. Cashin
                                       ----------------------------------------
                                       Name: John J. Cashin
                                       Title: Vice President

                                   THE BANK OF NEW YORK,
                                   not in its individual
                                   capacity but solely as
                                   Indenture Trustee,


                                   By: /s/ John Bobko
                                       ----------------------------------------
                                       Name: John Bobko
                                       Title: Vice President

                                   DAIMLERCHRYSLER SERVICES
                                   NORTH AMERICA LLC, as Administrator,


                                   By: /s/ Byron C. Babbish
                                       ----------------------------------------
                                       Name: Byron C. Babbish
                                       Title: Assistant Secretary

                                   DAIMLERCHRYSLER FINANCIAL SERVICES
                                   AMERICAS LLC,
                                   as successor Administrator,


                                   By: /s/ Byron C. Babbish
                                       ----------------------------------------
                                       Name: Byron C. Babbish
                                       Title: Assistant Secretary


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